EXHIBIT 10.34

Fifth Third Bank

PROMISSORY NOTE

______________________________________________________________________________

$2,000,000.00                                                                                                               June __, 2006

            FOR VALUE RECEIVED, INDUSTRIAL SERVICES OF AMERICA, INC, a corporation organized under the laws of the State of Kentucky and having a principal place of business at 7100 Grade Lane, Louisville, Jefferson County, Kentucky 40232 ("Borrower") hereby promises to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation ("Lender") the principal amount of Two Million and 00/100 Dollars ($2,000,000.00), on July 27, 2011 ("Maturity Date"), with interest at the Interest Rate (as defined below).

            Lender and Borrower have entered into that certain Loan and Security Agreement dated as of June 27, 2006 (the "Loan Agreement"), pursuant to which Lender has agreed to make the Loan to Borrower.  The Obligations of the Borrower are secured by the Collateral as provided in the Loan Agreement and this Note shall be entitled to the benefits of the Loan Agreement.  Capitalized terms used herein and not otherwise defined shall have the meaning attributed thereto in the Loan Agreement.

            As used herein, "Interest Rate" shall mean the percentage per annum equal to six and 83/100 percent (6.83%); provided, however, if this note is not funded by Lender on or before July 3, 2006, then (A) such Interest Rate is based on an interest rate swap rate for a term most closely corresponding to the maturity of this Note as quoted in the Federal Reserve Statistical H15 Release (reported at www.federalreserve.gov/releases/H15/current) and (B) such Interest Rate may be adjusted based upon a corresponding interest rate swap rate quoted in such Release as in effect on the date the Loan is made.  Lender will provide Borrower with notice of any such adjustment.  Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed and shall accrue on the outstanding principal amount hereunder from and including the date each Advance is made to but excluding the date the entire principal amount hereunder is paid in full.

            Except as otherwise provided in the Loan Agreement, principal and interest due hereunder shall be payable in sixty (60) equal monthly installments of $23,046.84 each on the 27th day of each calendar month commencing on the 27th day of July, 2006, with the entire unpaid principal amount hereof due on the Maturity Date.

            Except for a prepayment contemplated by Section 8 of the Loan and Security Agreement following the occurrence of an Event of Loss, Borrower may not prepay, in whole or in part, the principal outstanding hereunder; provided, however, that from and after the first (1st) anniversary of the date the Loan is made hereunder, Borrower may prepay, in whole but not in part, the principal outstanding hereunder by paying to Lender such outstanding principal, together with all accrued and unpaid interest thereon at the Interest Rate, plus, as liquidated damages for the cost of making funds available to Borrower hereunder and not as a penalty, a prepayment premium equal to the percent of such outstanding principal set forth below corresponding to the date of such prepayment:

            Date of Prepayment (from Date of Loan):               Premium

            On or before December 27, 2007                                 3.0%

            On or after December 28, 2007                                    0.0%

            Upon the occurrence of an Event of Default, Lender shall have all the rights and remedies specified in the Loan Agreement.

            Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

            This Note shall be governed by and construed in accordance with the laws of the State of Ohio.  Any judicial proceeding arising out of or relating to this Note may be brought in any court of competent jurisdiction in Hamilton County, Ohio and each of the parties hereto (i) accepts the nonexclusive jurisdiction of such courts and any related appellate court and agrees to be bound by any judgment rendered by any such court in connection with any such proceeding and (ii) waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such court or that such court is an inconvenient forum.  EACH OF THE BORROWER AND LENDER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE

            All notices delivered hereunder shall be made and delivered in accordance with the terms of the Loan Agreement.

            Borrower acknowledges and agrees that time is of the essence with respect to its performance under this Note.  Any failure of Lender to require strict performance by Borrower or any waiver by Lender of any provision herein shall not be construed as a consent or waiver of any provision of this Note.  This Note shall be binding upon, and inure to the benefit of, the parties hereto, their permitted successors and assigns; provided, however that Borrower may not assign or transfer any of its rights, interest or obligations hereunder without the prior written consent of Lender.

            Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.  Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.

            IN WITNESS WHEREOF, the Borrower has executed this Note as of the 27th day of June, 2006.

                                                                        BORROWER:

                                                                        INDUSTRIAL SERVICES OF AMERICA, INC

                                                                        By: /s/ Alan Schroering

                                                                        Name: Alan Schroering

                                                                        Title: CFO

                                                                        June 29, 2006